UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2020

BIOHITECH GLOBAL, INC.

  (Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BHTG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On June 3, 2020, Nicholaus Rohleder joined the Board of Directors of BioHiTech Global, Inc. (the “Company”). Mr. Rohleder’s biographical information is provided below. Mr. Rohleder will be granted 27,027 Restricted Stock Units of the Company’s common stock that will vest 13,513 on January 1, 2021 and 13,514 on May 31, 2021, plus the reimbursement of out of pocket expenses in connection with attendance of meetings of the Board of Directors.

Nicholause Rohleder, 27, Director. Mr. Rohleder is presently and since July 2019 the Co-founder and Environmental Technology Portfolio Manager of New American Energy, LLC, an alternative energy and sustainability asset manager with offices in Tulsa, OK, New York, NY and London, UK. Mr. Rohleder also serves, since January 2020, as a Senior Advisor at Ardour Capital Investments, an alternative energy and clean technology investment bank. He is also the Director of Finance at Lone Cypress Midstream Services LLC since May 2020, an energy infrastructure developer. Prior to forming New American Energy, LLC in July 2019, Mr. Rohleder was the chief operating officer of Merit Holding Group since November 2017, an ESG and sustainability focused private investment platform. From 2016 to 2017, Mr. Rohleder was an analyst at Dwight Capital, a diversified financial services firm.

Mr. Rohleder received a Master of Science in Sustainability Management from Columbia University and a Bachelor of Science in Economics and Political Science from the University of Oklahoma.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2020	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
		Name:	Brian C. Essman
		Title:	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)